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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) September 8, 1997

                          Datatrend Services, Inc.
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           (Exact Name of Registrant as Specified in its Charter)

         Delaware                        0-15929               13-3006788
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(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)

                1515 Washington Street, Braintree, MA      02184
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            (Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number including Area Code: (617) 691-1200
                                                   --------------


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Item 5.  Other Events

         On September 8, 1997 Datatrend Services, Inc. (the "Company") and its principal operating subsidiary, Datatrend, Inc. ("Datatrend"), entered into an Asset Purchase Agreement and a Management and Administrative Services Agreement with Genco Management Company ("GMC"), a subsidiary of GENCO I, INC. ("Genco"). GMC's obligations under both Agreements are guaranteed by Genco.

         The Asset Purchase Agreement (the "Purchase Agreement") provides that Datatrend will sell substantially all of its operating assets to GMC. This asset transfer will result in the sale of all of the Company's computer equipment refurbishment and returns management business. In consideration for the sale of such assets, GMC will pay at the closing a minimum of $1,000,000 and will assume various liabilities including current recorded liabilities and certain future liabilities relating to the ongoing operation of the business being acquired by GMC. GMC will not assume liabilities relating to outstanding litigation matters, employment and consulting contracts, and tax and other matters. The purchase price will be increased by 50% of the amount by which the difference between the assumed liabilities and acquired assets (subject to various adjustments) is less than $2,500,000. The transaction is terminable by GMC in the event that such difference exceeds $3,000,000. The closing of the transaction is subject to approval of the Company's stockholders and other terms and conditions.

         Datatrend and GMC also entered into a Management and Administrative Services Agreement (the "Management Agreement") which provides that GMC will operate the Company's business pending the closing of the transactions contemplated by the Purchase Agreement. Among other matters, GMC will handle personnel and facility decisions and will oversee the previously announced closure of the Company's Braintree facility. The Management Agreement is terminable if the Purchase Agreement is terminated and may also be terminated by GMC in certain circumstances including bankruptcy, potential liability under government regulatory schemes, or dispute by the Company of GMC's management decisions. GMC will receive a monthly management fee of $2,500 and reimbursement of direct expenses incurred by GMC. GMC is entitled to retain any operating profits generated during the term of the Management Agreement and will reimburse Datatrend for any operating losses incurred during such term. GMC is also obligated to contribute to the Company up to $500,000 to cover operating losses and provide working capital during the term of the Management Agreement.

         The foregoing is only a partial summary of the terms of the Purchase Agreement and the Management Agreement. Reference is made to the complete text of such Agreements filed as exhibits herewith.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.


                  Not Applicable

         (b)      Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits

                  10.1. Asset Purchase Agreement dated as of September 8, 1997, by and among Datatrend Services, Inc., Datatrend, Inc., GENCO I, INC., and Genco Management Company.

                  10.2. Management and Administrative Services Agreement dated as of September 8, 1997 between


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                  Datatrend, Inc. and Genco Management Company.

                  Exhibits and Schedules of these exhibits are in standard format and have been omitted but will be supplied upon request of the Securities and Exchange Commission.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Datatrend Services, Inc.

Date:  September 24, 1997          By:  /s/ Mark Hanson
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                                       Mark Hanson
                                       President and Chief Executive Officer

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